PRELIMINARY AGREEMENT FOR A LICENSE TO DEVELOP

                      A SUBURBAN LODGE UNIT


     THIS AGREEMENT is made and entered into on December 20,
1996, by and between SUBURBAN FRANCHISE SYSTEMS, INC., a Georgia corporation ("SFS") and E.E.B. Lodging Systems, LLC whose
principal address is P.O. Box 420528, Atlanta, Georgia  30342
("APPLICANT").

                       W I T N E S S E T H:

     SFS, through the expenditure of time, effort and money, has developed an extended stay lodging facility featuring efficiency guest rooms rented primarily for periods in excess of one day. Such establishments are operated with uniform formats, signs, equipment, layout, systems, methods, procedures and designs and are known as "SUBURBAN LODGE UNITS." SFS owns, uses, promotes and licenses the trade name and trademark and service mark "SUBURBAN LODGE" (the "Mark"), which has gained and continues to gain public acceptance and goodwill. SFS has experience and know-how in and the ability to provide assistance and guidance in connection with the operation of a SUBURBAN LODGE UNIT.

     WHEREAS, APPLICANT has applied to SFS for a license to operate a SUBURBAN LODGE UNIT and such application has been approved by SFS.

     NOW, THEREFORE, the parties agree as follows:

     1. The preambles are incorporated herein by this reference.

     2. It shall be the obligation of APPLICANT to locate within 30 days a site suitable for the operation of a SUBURBAN LODGE UNIT acceptable to SFS within the following area: Cooper Street., Arlington, TX. SFS shall not unreasonably withhold approval of sites that meet its standards for general location and neighborhood, traffic pattern, parking, size, layout, competition and other physical characteristics for a SUBURBAN LODGE UNIT. If APPLICANT shall be unable to locate an acceptable site within the time above specified, SFS may, subject to Paragraph 6 below, at any time thereafter terminate this Preliminary Agreement, provided that SFS shall refund the deposit to the extent required by Paragraphs 5 and 6 below.

     3. Unless APPLICANT withdraws his application for a license to operate a SUBURBAN LODGE UNIT as hereinafter provided, APPLICANT agrees upon approval by SFS of a site for APPLICANT's SUBURBAN LODGE UNIT, to execute SFS's standard Franchise Agreement in the form delivered to APPLICANT. Such agreement shall be executed no later than the earlier of: (a) thirty (30) days after the execution by APPLICANT of a purchase contract for the site; (b) prior to the submission of any loan application for construction and/or permanent financing for the development of the SUBURBAN LODGE UNIT; (c) prior to engagement of the services of an engineer and/or architect for the design of the SUBURBAN LODGE UNIT; (d) forty-five (45) days after site approval by SFS.

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     4.   APPLICANT has, contemporaneously with the execution of
this Preliminary Agreement, paid to SFS the sum of Three Thousand
Dollars ($3,000) to be applied against the initial franchise fee payable to SFS in accordance with SFS's standard Franchise
Agreement.

     5. SFS agrees to expend such time and effort and to incur such expense as it may deem necessary to inspect sites proposed by APPLICANT for a SUBURBAN LODGE UNIT. APPLICANT may withdraw its application for a license to operate a SUBURBAN LODGE UNIT and terminate this Preliminary Agreement at any time prior to the execution by APPLICANT of SFS's standard Franchise Agreement by a written notice of termination delivered to SFS. Upon such termination, SFS shall refund APPLICANT's deposit less the expenses incurred by SFS in connection with APPLICANT's development of a SUBURBAN LODGE UNIT including, without limitation, those expenses related to site selection, inspecting and negotiating the lease or purchase contract for proposed sites for APPLICANT's SUBURBAN LODGE UNIT, assistance in supplying APPLICANT with information concerning the operation of a SUBURBAN LODGE UNIT, travel and living expenses, compensation of employees and agents of SFS, and legal fees and expenses.

     6. If APPLICANT has not located a site acceptable to SFS within the period specified in Paragraph 2 above, APPLICANT may notify SFS in writing (for receipt by SFS not later than the last day of the period) that APPLICANT desires to extend this Agreement for an additional period of thirty (30) days (an "Extension Period"). If APPLICANT elects so to extend this Agreement, APPLICANT's payment made to SFS pursuant to Paragraph 4 above shall become nonrefundable. If by the expiration of the first Extension Period APPLICANT has not located a site acceptable to SFS, APPLICANT may notify SFS in writing (for receipt by SFS not later than the last day of the Extension Period) that APPLICANT desires to extend this Agreement for a second Extension Period. To obtain a second Extension Period, APPLICANT shall, together with such notice, include a nonrefundable payment to SFS of Three Thousand Dollars ($3,000). By the same procedures and by making an additional nonrefundable payment of Three Thousand Dollars ($3,000), APPLICANT may obtain a third (but no further) Extension Period. If APPLICANT enters into a Franchise Agreement within forty-five (45) days of the expiration of the last Extension Period obtained by APPLICANT, SFS shall apply the $3,000 payment made by APPLICANT pursuant to Paragraph 4 above and any $3,000 fee paid to SFS by APPLICANT for a second or third Extension Period to APPLICANT's initial franchise fee obligation under the Franchise Agreement.

     7.   APPLICANT understands that information concerning the

business of SFS which SFS may provide in connection with APPLICANT's development of a SUBURBAN LODGE UNIT will contain confidential and proprietary information about the business of SFS and/or its parent and affiliates (any such materials or information contained in or developed from such materials by us or by APPLICANT, in either written or verbal form, shall hereinafter be collectively referred to as the "Development Materials").

     By execution of this Agreement, APPLICANT acknowledges that the Development Materials are the valuable confidential property

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of SFS and agrees:

     a. To use the Development Materials solely for the purpose of developing a SUBURBAN LODGE Unit, and to refrain from copying or otherwise reproducing the Development Materials or allowing such information to be used in any way for private use or commercial purpose by APPLICANT or any other party;


     b. To take all appropriate measures to safeguard the confidentiality of the Development Materials and to show them to and discuss them with only those employees and outside advisors to whom disclosure is required in order for APPLICANT to develop a SUBURBAN LODGE UNIT;

     c. Prior to showing the Development Materials to, or discussing them with, any of the individuals described in paragraph 0 above, to advise such individuals of the confidentiality of the Development Materials and to require that such individuals agree to and maintain the confidentiality of the Development Materials;

     d. To accept full legal responsibility for any unauthorized disclosure of the Development Materials by any of the individuals to whom the Development
          Materials are provided pursuant to paragraphs b and c above;

     e. Upon written request from SFS, to return all of the Development Materials to SFS and to destroy all materials prepared by or for APPLICANT based upon the Development Materials, including purging or erasing all such materials stored by electronic means, and to confirm to SFS that all such materials have been returned or destroyed.

     8. APPLICANT understands and agrees that SFS might be irreparably harmed by violation of this Agreement, and that the unauthorized use of the Development Materials for the business purpose of any party other than SFS (or its related entities conducting its business) could enable such a party to compete unfairly with SFS. In the event that APPLICANT becomes aware of any breach of the confidentiality of, or the misappropriation of, any of the Development Materials, APPLICANT agrees to promptly give notice thereof to SFS. In addition, APPLICANT agrees that SFS shall be entitled to injunctive relief and to enforcement by specific performance of this Agreement in addition to any other relief to which it may be entitled at law or in equity.

     9. APPLICANT understands and agrees that neither this Agreement nor the disclosure of the Development Materials shall confer upon APPLICANT any license to, or any other right, title or interest in, or ownership of, any portion of the Development Materials.


     10. APPLICANT understands and agrees that its Agreement to maintain the confidentiality of the Development Materials shall survive for a period of five years from the date of this Agreement.

     11. This Agreement shall be binding upon APPLICANT, its successors and assigns and APPLICANT agrees that it shall be governed by and construed in accordance with the laws of the State of Georgia.

     12.  APPLICANT ACKNOWLEDGES THAT HE HAS READ THIS

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
PRELIMINARY AGREEMENT AND THAT HE HAS BEEN GIVEN THE OPPORTUNITY
TO CLARIFY ANY PROVISIONS THAT HE DID NOT UNDERSTAND AND TO
CONSULT WITH AN ATTORNEY OR OTHER PROFESSIONAL ADVISOR.
APPLICANT REPRESENTS THAT HE UNDERSTANDS THE TERMS,
CONDITIONS AND OBLIGATIONS OF THIS PRELIMINARY AGREEMENT AND
AGREES TO BE BOUND THEREBY.

                              Sincerely,

                              SUBURBAN FRANCHISE SYSTEMS, INC.



                              By: /s/ David Krischer
                                  David Krischer

                              Its: CEO

                              Date: 12/20/96


                              CONFIRMED AND AGREED TO BY APPLICANT:

                              E.E.B. Lodging Systems, LLC

                              By: /s/ Michael McGovern
                                  Michael McGovern

                              Its: Manager

                              Date: 12-20-96



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